EXHIBIT 4.1

SECOND AMENDMENT TO
RIGHTS AGREEMENT

This Second Amendment, dated as of May 1, 2012 (this “Amendment”), to the Rights Agreement, dated as of December 31, 2002 (as amended by that certain Amendment to Rights Agreement, dated as of October 10, 2008, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Rights Agreement”), is made by and between IMPERIAL SUGAR COMPANY, a Texas corporation (the “Company”), and COMPUTERSHARE  SHAREOWNER SERVICES LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Rights Agreement.

RECITALS

WHEREAS, The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

WHEREAS, LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”), Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company contemplate entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub (i) will commence a tender offer for any and all outstanding shares of common stock, without par value, of the Company (“Common Stock”), including associated rights to purchase capital stock issued pursuant to the Rights Agreement (the “Offer”) and (ii) following completion of the Offer, will merge with and into the Company upon the terms and subject to the conditions in the Merger Agreement (the “Merger”);

WHEREAS, in connection with the execution of the Merger Agreement, certain officers of the Company are executing agreements to tender their shares of Common Stock in the offer and to vote in accordance with the terms and conditions of such agreements (the “Stockholder Tender Agreements”);

WHEREAS, the Board of Directors of the Company has deemed it is advisable and in the best interests of the Company and its shareholders that the Company enter into the Merger Agreement, and the Board of Directors of the Company has approved the Merger Agreement;

WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Rights Agreement to exempt the Merger Agreement and the Stockholder Tender Agreements, and the transactions contemplated therein and certain related matters, from the application of the Rights Agreement;

WHEREAS, pursuant to Section 27 of the Rights Agreement, at any time when the Rights are then redeemable, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement and amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights or of holders of Common Stock;

WHEREAS, as of the time immediately prior to this Amendment, the Rights are redeemable;

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment, prior to the execution of the Merger Agreement and the Stockholder Tender Agreements, and has delivered to the Rights Agent the certificate of an officer of the Company required by Section 27 of the Rights Agreement; and

WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

AGREEMENT

I.              Amendments to The Rights Agreement. The Rights Agreement is hereby amended as follows:

A.           The following is hereby inserted as a new Section 1A of the Rights Agreement, to appear between Section 1 and Section 2 of the Rights Agreement:

“Section 1A.  Specified Exceptions.  Notwithstanding anything in this Agreement to the contrary, (i) no Person shall become an Acquiring Person or shall be deemed to have become an Acquiring Person, (ii) no Distribution Date, Stock Acquisition Date, Triggering Event, event described in Section 11(a)(ii) of the Agreement or event described in Section 13 of the Agreement shall occur or be deemed to have occurred and (iii) no other event or occurrence resulting in a triggering of rights of holders of Rights, or of obligations of the Company (including, without limitation, any obligation to issue Rights Certificates or to provide notice to holders of Rights), under the Agreement shall occur or be deemed to have occurred, in each case by reason of (A) the Agreement and Plan of Merger, dated as of May 1, 2012 (as amended from time to time, the “Merger Agreement”), by and among the Company, LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”), and Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and wholly owned subsidiary of Parent, (B) the execution and delivery by the Company of the Merger Agreement or any amendment thereto, (C) the execution and delivery of any Stockholder Tender Agreement (as defined in the Merger Agreement), (D) the transactions contemplated by the Merger Agreement, including, without limitation, the Offer, the purchase of shares of Common Stock pursuant to the Offer, the issuance and

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purchase of Top-Up Option Shares and the Merger (as each such term is defined in the Merger Agreement), (E) the transactions contemplated by any Stockholder Tender Agreement or (F) the public announcement of any of the foregoing.”

B.            The definition “Expiration Date” is hereby amended to read in its entirety as follows:

 ““Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which all Rights then outstanding and exercisable are exchanged pursuant to Section 24 hereof, and (v) the Effective Time (as such term is defined in the Merger Agreement)”.”

II.            No Other Effect.  Except as amended hereby, the Rights Agreement shall remain unchanged, and the Rights Agreement as amended hereby shall remain in full force and effect and is hereby ratified and confirmed. The Company shall as promptly as practicable notify the Rights Agent in writing upon the occurrence of the Effective Time and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice has been received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Effective Time has not occurred

III.           Miscellaneous. This Amendment, the Rights Agreement (including the documents or instruments referred to herein, including any exhibits attached thereto), together, embody the entire agreement and understanding among the parties and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, that may have related to such subject matters.  The terms and provisions of Section 27, Section 28, Section 29, Section 30, Section 31, Section 32, Section 33 and Section 34 of the Rights Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.  The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

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IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.

COMPUTERSHARE SHAREOWNER SERVICES LLC, AS RIGHTS AGENT

By:	/s/ Steven Myers
Name: Steven Myers
Title: Vice President

[Signature Page to Second Amendment to Rights Agreement]

IMPERIAL SUGAR COMPANY

By:	/s/ H. P. Mechler
Name: H. P. Mechler
Title: Senior Vice President

[Signature Page to Second Amendment to Rights Agreement]